SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2011

ELLIE MAE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35140	94-3288780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Hopyard Road, Suite 200, Pleasanton, California		94588
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 925-227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on August 15, 2011, Ellie Mae, Inc., a Delaware corporation (“Ellie Mae” or the “Company”), consummated the acquisition of Del Mar Datatrac, Inc., a California corporation (“DMD”), pursuant to a Stock Purchase Agreement, dated as of August 15, 2011, by and among the Company, Northgate Private Equity Partners III, L.P., NPEP III-Q, L.L.C., TVC Capital L.P., TVC Capital 12-4-0 Fund L.P., TVC Capital Partners L.P., TVC Capital, LLC , as Sellers’ Representative, and certain listed management employees of DMD.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

•	Audited Consolidated Financial Statements of DMD as of and for the years ended December 31, 2010 and 2009, filed as Exhibit 99.1.

•	Unaudited Condensed Consolidated Financial Statements of DMD as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010, filed as Exhibit 99.2.

(b) Pro Forma Financial Information

•

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011 and Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2010 and for the six months ended June 30, 2011, filed as Exhibit 99.3.

(d) Exhibits.

Exhibit Number	Exhibit

23.1	Consent of SingerLewak LLP.

99.1	Audited Consolidated Financial Statements of DMD as of and for the years ended December 31, 2010 and 2009.

99.2	Unaudited Condensed Consolidated Financial Statements of DMD as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011 and Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2010 and for the six months ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ellie Mae, Inc.

By:	/s/ Edgar A. Luce
Edgar A. Luce
Chief Financial Officer

Date: October 28, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

23.1	Consent of SingerLewak LLP.

99.1	Audited Consolidated Financial Statements of DMD as of and for the years ended December 31, 2010 and 2009.

99.2	Unaudited Condensed Financial Statements of DMD as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011 and Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2010 and for the six months ended June 30, 2011.